NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of March 25, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among PAGE FIVE FUNDING LLC, a Delaware limited liability company, CONSUMER PORTFOLIO SERVICES, INC., a California corporation, and the Note Purchasers party hereto (each, a “Note Purchaser” and collectively, the “Note Purchasers”).

R E C I T A L S

1.           Contemporaneously with the execution and delivery of this Agreement, the Issuer and Wells Fargo Bank, National Association, as trustee, are entering into the Indenture pursuant to which the Issuer will issue its Notes.

2.           The security for the Notes will include retail installment sale contracts and installment promissory notes and security agreements secured by the new and used automobiles, vans, minivans and light trucks financed thereby and certain other related property conveyed to the Issuer by CPS on the date hereof and from time to time hereafter pursuant to that Sale and Servicing Agreement.

3.           The Issuer wishes to issue Notes in favor of the Note Purchasers and obtain the agreement of the Note Purchasers to purchase such Notes and to commit to advance additional funds under such Notes from time to time to the Issuer, all of which advances will be evidenced by such Notes. Subject to the terms and conditions of this Agreement and the other Basic Documents, the Note Purchasers are willing to make the Initial Draw on the date hereof and Periodic Draws from time to time hereafter in an aggregate outstanding amount up to the Aggregate Committed Amount until such time as the Acquisition Period terminates.  CPS has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Servicer and as Seller for the benefit of the Note Purchaser.

4. In connection with the issuance of the Notes, the Issuer and CPS have prepared and furnished to the Note Purchasers a private placement memorandum dated March 25, 2010 relating to the Notes (as amended or supplemented from time to time, the “Memorandum”).  The Memorandum sets forth certain information concerning the Receivables, the Issuer, CPS and the Notes.  The Issuer and CPS hereby confirm that they have authorized the use of the Memorandum, in connection with the offer and sale of the Notes in accordance with the terms of this Agreement.

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions»

.  As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Sale and Servicing Agreement (definedbelow).  Whenever used in this Agreement the following words and phrases shall have the following meaning:

“Assignment Agreement” means the Assignment Agreement attached hereto as Exhibit D.

“AG Funds” means AG Mortgage Value Partners Master Fund L.P., AG Mortgage Value Partners Plus SG, L.P., AG CNG Fund LP, AG MM LP, PHS Bay Colony Fund LP, AG Garden Partners LP, AG Superfund Intl Prtns LP, Nutmeg Partners LP, PHS Patriot Fund LP, AG Princess LP, and AG Superfund LP, collectively.

“Blended Purchase Price” means, with respect to a pool of Receivables the weighted average of the prices (net of discounts and fees), expressed as a percentage, at which the Seller purchased such Receivables from the applicable Dealer or Consumer Lender.

“Commitment” means the commitment of each Note Purchaser hereunder to fund Draws requested by the Issuer (up to such Note Purchaser’s Initial Stated Percentage Interest of the Aggregate Committed Amount) on the Closing Date and from time to time thereafter during the Acquisition Period in accordance with the terms of, and subject to the conditions precedent reflected in, this Agreement and the other Basic Documents.

“Consolidated Total Adjusted Equity” of CPS means, with respect to any fiscal quarter, the total shareholders' equity of CPS and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of CPS and its consolidated Subsidiaries for such fiscal quarter, minus the amount equal to the net deferred tax assets of CPS and its consolidated Subsidiaries reflected on such consolidated balance sheet, plus the amount equal to the net deferred tax assets of CPS and its consolidated Subsidiaries reflected on the consolidated balance sheet of CPS and its consolidated Subsidiaries as of December 31, 2008 (which amount is $52,727,000) minus the aggregate amount of intangible assets, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and service marks of CPS and its consolidated Subsidiaries.

“CPS Information” has the meaning assigned such term in Section 8.05(b) hereof.

“Defaulting Note Purchaser’s Committed Amount” means, with respect to any Note Purchaser that fails to fund its Initial Stated Percentage Interest of any Draw pursuant to Section 2.03(a), if no other Note Purchaser elects to assume such defaulting Note Purchaser’s funding obligations pursuant to Section 2.03(b), an amount equal to the product of (x) the defaulting Note Purchaser’s Initial Stated Percentage Interest and (y) the Aggregate Available Committed Amount immediately prior to giving effect to such funding default.

“Draw Percentage” means the lesser of (a) 78% and (b) 88% of the Blended Purchase Price.

“Exchange Act” means the Securities Exchange Act of 1934.

“Funding Default Notice” has the meaning assigned to such term in Section 2.03(b).

“Initial Stated Percentage Interest” means, for each Note Purchaser, the Stated Percentage Interest specified on the Note purchased by such Note Purchaser as of the Closing

Date, as may be modified from time to time in connection with a transfer of a Note Purchaser’s interest pursuant to an Assignment Agreement and reflected on Annex I thereto.

“Material Adverse Effect” means an effect on (a) the business, operations, properties or condition (financial or otherwise) of the Seller, the Servicer or the Issuer; (b) the validity or enforceability of this or any of the other Basic Documents or the rights or remedies of the Trustee, a Note Purchaser or any Noteholder hereunder or thereunder or the validity, perfection or priority of any Lien in favor of the Trustee for the benefit of any Noteholder; (c) the timely payment of the principal of or interest on the Notes or other amounts payable under the Basic Documents; or (d) the ability of the Seller, the Servicer or the Issuer to perform its obligations under any Basic Document to which it is a party, in each case that materially and adversely affects any Noteholder or the Note Purchaser.

“Memorandum” has the meaning assigned such term in the Recitals.

“Original Purchased Note Balance” means (a) with respect to Cohen & Company Funding LLC, $914,447.70, (b) with respect to AG Mortgage Value Partners Master Fund, L.P., $1,998,201.09, (c) with respect to AG Mortgage Value Partners Plus SG, L.P., $1,998,201.09, (d) with respect to AG CNG Fund LP, $82,350.11, (e) with respect to AG MM LP, $61,762.58, (f) with respect to PHS Bay Colony Fund LP, $41,175.05, (g) with respect to AG Garden Partners LP, $102,937.63, (h) with respect to AG Superfund Intl Prtns LP, $308,812.90, (i) with respect to Nutmeg Partners LP, $82,350.11, (j) with respect to PHS Patriot Fund LP, $20,587.53, (k) with respect to AG Princess LP, $82,350.11, (l) with respect to AG Superfund LP, $1,276,426.63, (m) with respect to Kentucky Retirement Systems, $917,447.70, and (n) with respect to Commonwealth of Pennsylvania State Employees’ Retirement System, $1,284,426.77.

“Placement Agent Information” has the meaning assigned such term in Section 5.01(j) hereof.

“Purchased Note Balance” on the Closing Date and with respect to a Note Purchaser will equal the Original Purchased Note Balance for such Note Purchaser, and on any date thereafter will equal the Original Purchased Note Balance for such Note Purchaser (i) reduced by all distributions of principal previously made to such Note Purchaser in respect of the Purchased Notes and (ii) increased by the amount of Periodic Draws actually funded by such Note Purchaser.

“Purchased Note Percentage Interest” means the percentage interest obtained by dividing the Purchased Note Balance by the Note Balance.

“Purchased Notes” means the Notes purchased by a Note Purchaser pursuant to this Agreement reflecting the Initial Stated Percentage Interest.

“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of March 1, 2010, among the Issuer, CPS, as Seller and Servicer, Wells Fargo Bank, National Association, as the Backup Servicer and the Trustee.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other equity interests having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.

“Term” has the meaning assigned such term under Section 2.05 hereof.

SECTION 1.02 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable.  To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Basic Document, and either the Issuer, CPS or a Majority of Noteholders shall so request, such Majority Noteholders, CPS and the Issuer shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) CPS and the Issuer shall provide to the Noteholders and the Trustee financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) (i) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (ii) unless the context otherwise requires, the word “or” is not exclusive.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED NOTES

SECTION 2.01 The Initial Note Purchase.  On the terms and conditions set forth in this Agreement and the other Basic Documents, and in reliance on the covenants, repres entations and agreements set forth herein and therein, the Issuer shall issue and cause the Trustee to authenticate and deliver to the Note Purchasers the Purchased Notes on the Closing Date.  The Purchased Notes shall be dated the Closing Date, registered in the names of the Note Purchasers and duly authenticated in accordance with the provisions of the Indenture.

SECTION 2.02 Draw.  On the Closing Date and from time to time thereafter upon the Issuer’s request, delivered in accordance with the provisions of Section 2.03, subject to the satisfaction of all conditions precedent thereto and to the terms and conditions of the Basic Documents, and in reliance upon the representations and warranties set forth herein and therein, the Issuer shall make, and the Note Purchasers shall fund, on a pro rata basis based on such Note Purchaser’s Initial Stated Percentage Interest, Draws up to and against the Aggregate Available Committed Amount prior to the termination of the Acquisition Period in an amount in the aggregate for such Draw Date equal to the product of (a) the Draw Percentage and (b) the aggregate Principal Balance of the Receivables (as of the related Cutoff Date) being transferred on the Closing Date or Subsequent Draw Date.  Subject to the terms and conditions of this Agreement and the Indenture, the Purchased Note Balance of a Note Purchaser may be increased, during the Acquisition Period to a maximum amount not to exceed such Note Purchaser’s Initial Stated Percentage Interest of the Aggregate Committed Amount.  In no event shall a Note Purchaser be required to fund Draws in excess of such Note Purchaser’s Initial Stated Percentage Interest of the Aggregate Committed Amount.

SECTION 2.03 Draw and Prepayment Procedure.

(a) Whenever the Issuer wishes the Note Purchasers to make a Draw, the Issuer shall (or shall cause the Servicer to) deliver in electronic format an Addition Notice to each Note Purchaser by no later than 2:00 p.m. (New York City time) ten (10) Business Days prior to each proposed Subsequent Draw Date.  By no later than 2:00 p.m. (New York City time) five (5) Business Days prior to each proposed Subsequent Draw Date, the Issuer shall (or shall cause the Servicer to) deliver in electronic format a request in substantially the form of Exhibit B hereto (each such request, a “Draw Request”), together with a data tape or other electronic file containing information regarding the Receivables to be transferred on such Subsequent Draw Date, to each Note Purchaser. Notwithstanding the foregoing, the Draw Request for the Initial

Draw may be delivered any time on the Business Day before the Closing Date.  Each Draw Request shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Draw to be made on such date, which amount shall be not less than $3,000,000 (in the aggregate for all Noteholders) nor more than $10,000,000 (in the aggregate for all Noteholders) unless such requirement is waived in writing by all Noteholders; provided, however, the Initial Draw shall be no less than $8,000,000 (in the aggregate for all Noteholders); provided, however, the amount of the requested Draw is subject change by the Issuer two (2) Business Days prior to the proposed Subsequent Draw Date to the extent necessary to satisfy Sections 6.02(h) or 6.02(q) hereof; provided, further, that any Receivable may be excluded from a Draw Request and the amount of the requested Draw may be reduced accordingly by a Note Purchaser in its sole discretion exercised in good faith one (1) Business Day prior to the proposed Subsequent Draw Date if such Note Purchaser determines in good faith that the Seller would, as of such Subsequent Draw Date, (i) breach any of the representations and warranties made pursuant to Section 3.1 of the Sale and Servicing Agreement with respect to such Receivable or (ii) be required to repurchase such Receivable pursuant to the terms of the Sale and Servicing Agreement.  Each Note Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed Subsequent Draw Date) notify the Issuer whether such Note Purchaser has determined that the conditions precedent to fund the requested Draw have been met, if any Receivable is to be excluded from the Draw Request and the amount of the Draw, as adjusted by such Note Purchaser pursuant to this Section.  Notwithstanding anything contained herein to the contrary, no Note Purchaser is under any obligation to fund any amount specified in a Draw Request in excess of the amount of such Noteholder’s Initial Stated Percentage Interest of such Draw, as adjusted by such Note Purchaser pursuant to this Section.  By no later than 12:00 p.m. (New York City time) on the Subsequent Draw Date, subject to the other conditions set forth herein and in the other Basic Documents, each Note Purchaser shall pay an amount equal to such Note Purchaser’s Initial Stated Percentage Interest of such Draw to or at the direction of the Issuer, by wire transfer in U.S. dollars of such amount in same day funds to an account as designated by the Issuer or its designee on the related Subsequent Draw Date.  Notwithstanding the foregoing, amounts requested by the Issuer under the Draw Requests, in the aggregate, may not exceed the Aggregate Available Committed Amount.  The Issuer hereby directs each Note Purchaser to pay such Note Purchaser’s Initial Stated Percentage Interest of each Draw to the Trustee for further distribution to CPS and the Spread Account as further specified in the form of Draw Request.

(b) In the event that a Note Purchaser defaults in its obligation to fund its Initial Stated Percentage Interest of any Draw on the Closing Date or any Subsequent Draw Date, the Issuer shall deliver a notice of such default in substantially the form attached hereto as Exhibit C (each, a “Funding Default Notice”) to all Note Purchasers.  If any such funding default is not cured by the defaulting Note Purchaser by 2:00 p.m. (New York City time) on the Business Day occurring after its receipt of such Funding Default Notice, the non-defaulting Note Purchasers shall have the right to cure such funding default by no later than 2:00 p.m. (New York City time) on the immediately following Business Day.  If one or more non-defaulting Note Purchaser(s) exercise such cure right, such non-defaulting Note Purchasers may, within five (5) Business Days after their exercise of such cure right, elect to assume (pro rata in accordance with their respective Initial Stated Percentage Interests) the defaulting Note Purchaser’s Initial Stated Percentage Interest in the Aggregate Available Committed Amount by delivering a notice to the Issuer, CPS, the Trustee and the defaulting Note Purchaser to such effect.  Upon the delivery of such notice by the non-defaulting Note Purchasers, such defaulting Note Purchaser shall have no further obligation or right to fund future Draws hereunder.  If no Note Purchaser elects to exercise such cure right and the non-defaulting Note Purchasers do not elect to assume the funding obligations of the defaulting Note Purchaser hereunder within the timeframe specified herein, then (i) the Aggregate Committed Amount shall be reduced by an amount equal to the Defaulting Note Purchaser’s Committed Amount, (ii) the defaulting Note Purchaser shall have no further obligation or right to fund future Draws hereunder, and (iii) for a period of ten (10) Business Days thereafter, the Seller shall have the right to rescind the sale to the Issuer of Receivables in the related Sub-Pool in an aggregate Principal Amount not to exceed the quotient of (x) the defaulting Note Purchaser’s Initial Stated Percentage Interest of the applicable Draw divided by (y) the applicable Draw Percentage, so long as after giving effect to any such rescission, the remaining Receivables in such Sub-Pool will satisfy the representations and warranties set forth in Sections 2.2 and 3.1 of the Sale and Servicing Agreement.

(c) The Notes may be prepaid in whole in accordance with Article X of the Indenture.

SECTION 2.04 The Note.  On each date a Draw is made, increasing the Purchased Note Balance, and on each date a payment in reduction of the Purchased Note Balance is made, a duly authorized officer, employee or agent of the applicable Note Purchaser shall make appropriate notations in its books and records of the amount of such Draw and the amount of such reduction, as applicable.  Every such notation shall be dispositive of the accuracy of the information so recorded and shall be conclusive and binding on the Issuer absent manifest error.

SECTION 2.05 Commitment Term.  The “Term” of the commitment of each Note Purchaser to fund Draws hereunder shall be for a period commencing on the Closing Date and ending on the last day of the Acquisition Period.

SECTION 2.06 Reserved.

SECTION 2.07 Application for Rating.  The Issuer may at any time, or the Majority Noteholders may at any time after the expiration of the Acquisition Period, request that the Notes be rated by two or more Rating Agencies.  At any such time, each Note Purchaser agrees to cooperate with all reasonable requests of the Issuer in obtaining ratings of BBB or Baa2 (or higher), including the amendment of the Basic Documents, provided that such amendments do not materially and adversely affect its rights thereunder.  Expenses related to or arising out of the application by the Issuer for a rating shall be borne by the requesting party, and the requesting party shall reimburse each Note Purchaser upon demand for all reasonable costs and expenses incurred by such Note Purchaser in connection with its cooperation.

ARTICLE III

FEES

SECTION 3.01 Reimbursement of Expenses.

The Issuer and the Servicer shall jointly and severally pay or reimburse each Note Purchaser within 30 days following presentment of invoices for all of its reasonable out-of-pocket fees, costs and expenses incurred in connection with the development, preparation and execution of any amendment, modification or supplement to, or any waiver under, any Basic Document and any other document prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to such Note Purchaser with respect to any of the foregoing, including such fees and disbursements incurred in advising such Note Purchaser from time to time as to its rights and remedies under any Basic Document.

SECTION 3.02 Taxes.  All payments by the Issuer of principal of, and interest on, the Notes and all other amounts payable hereunder (including fees) and/or thereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of a Note Purchaser, taxes imposed by the United States on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which such Note Purchaser is organized or is operating or any political subdivision thereof (such non-excluded items being called “Taxes”); provided that, notwithstanding anything herein to the contrary, the Issuer shall not be required to increase any amounts payable to a Note Purchaser with respect to any Taxes that are imposed on such Note Purchaser at the time of acquisition of the Purchased Notes by such Note Purchaser.  In the event that any withholding or deduction from any payment to be made by the Issuer hereunder and/or thereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Issuer will:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to such Note Purchaser or its agent an official receipt or other documentation evidencing such payment to such authority; and

(c) pay to such Note Purchaser or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by such Note Purchaser will equal the full amount such Note Purchaser would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against a Note Purchaser with respect to any payment received by such Note Purchaser, such Note Purchaser or such agent may pay such Taxes and the Issuer will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Note Purchaser would have received had not such Taxes been asserted.

If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to a Note Purchaser the required receipts or other required documentary evidence, the Issuer shall indemnify such Note Purchaser for any Taxes and incremental Taxes, interest or penalties that may become payable by such Note Purchaser as a result of any such failure.  For purposes of this Section 3.02, a distribution hereunder by the agent for a Note Purchaser shall be deemed a payment by the Issuer.

ARTICLE IV

OTHER PAYMENT TERMS

SECTION 4.01 Time and Method of Payment.  Unless otherwise specified herein, all amounts payable to the Note Purchasers hereunder shall be made by wire transfer of immediately available funds in Dollars not later than 5:00 p.m. (New York City time),on the due date therefor.  Any funds received after that time will be deemed to have been received on the next Business Day.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01 Representations and Warranties of the Issuer.  The Issuer makes the following representations and warranties, on which each Note Purchaser relies in purchasing the Purchased Notes and in funding such Noteholder’s Initial Stated Percentage Interest of each Draw.  Such representations are made as of the date of this Agreement and as of each Subsequent Draw Date, and shall survive the issuance of the Notes, the funding of each Draw and the grant of a security interest in the Receivables and the other Collateral related thereto to the Trustee under the Indenture.

(a) Sale and Servicing Agreement.  Each of the representations and warranties of the Issuer set forth in Section 7.1 of the Sale and Servicing Agreement is hereby incorporated by reference herein and restated for the benefit of each Note Purchaser with the same effect as if set forth herein in full.

(b) Other Obligations.  The Issuer is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Basic Documents to which it is a party or in any other agreement or instrument to which it is a party or by which it is bound.

(c) Regulations T, U and X.  No proceeds of any Draw will be used, directly or indirectly, by the Issuer for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Draw to be a “purpose credit” within the meaning of Regulation U.  Neither the funding of any Draw hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(d) Investment Company Status.  The Issuer is not, nor will the consummation of the transactions contemplated by the Basic Documents cause the Issuer to be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a company “controlled” by an investment company within the meaning of the Investment Company Act.  The consummation of the transactions contemplated by the Basic Documents will not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange

Commission thereunder.  The Issuer is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur indebtedness.

(e) Full Disclosure.  The information, reports, financial statements, exhibits, schedules, officer’s certificates and other documents furnished by or on behalf of the Issuer to the Seller, the Servicer, the Note Purchasers, the Trustee or the Backup Servicer in connection with any particular Draw or the negotiation, preparation, delivery or performance of this Agreement, the Notes, the Indenture, the Sale and Servicing Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading.  All such financial statements fairly present the financial condition of the Issuer as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP.  On such date, the Issuer had no material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date.  There is no fact known to the Issuer, after due inquiry, that would have a Material Adverse Effect and that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchasers for use in connection with the transactions contemplated hereby or thereby.

(f) Collateral Security.

(i) The Issuer owns and will own each item that it pledges as Collateral, free and clear of any and all Liens (including any tax liens), other than Liens created in favor of the Trustee pursuant to the Indenture.  No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office or authorized by the Issuer, except such as have been or may hereinafter be filed pursuant to the Basic Documents and except such as shall be terminated as to the Collateral no later than concurrently with the pledge of such Collateral to the Trustee under the Indenture.

(ii) The Indenture is effective to create, as collateral security for the Notes, a valid and enforceable Lien on the Collateral in favor of the Trustee.

(iii) Upon filing of the financing statement delivered to the Note Purchasers and the Trustee by the Issuer on or prior to the Closing Date with the Secretary of State of the State of Delaware (which financing statement is in proper form for filing in such jurisdiction and accurately describes the Collateral), the Lien created pursuant to the Indenture will constitute a perfected security interest in the Collateral in favor of the Trustee, which Lien will be prior to all other Liens of all other Persons that may be perfected by filing a financing statement under Article 9 of the UCC and which Lien is enforceable as such as against all other Persons.

(iv) Upon delivery of Contracts evidencing the Receivables to the Trustee in accordance with Sections 2.1 and 2.2(a) of the Sale and Servicing Agreement, the Lien created pursuant to the Indenture will constitute a perfected security interest in such Contracts in favor of the Trustee, which Lien will be prior to all other Liens of all other Persons that may be perfected by possession of such Contracts under Article 9 of the UCC and which Lien is enforceable as such as against all other Persons.

(g) Ownership of Properties.  The Issuer has good and marketable title to any and all of its properties and assets, subject only to the Lien of the Indenture.

(h) Legal Counsel, etc.  The Issuer has consulted with its own legal counsel and independent accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by this Agreement and the other Basic Documents, and the Issuer is not participating in such transactions in reliance on any representations of the Note Purchasers or their Affiliates, or their counsel, with respect to tax, accounting, regulatory or any other matters.

(i) The Indenture.  Each of the representations and warranties of the Issuer contained in the Indenture is hereby incorporated by reference herein and restated for the benefit of each Note Purchaser with the same effect as if set forth herein in full.  None of CPS or the Issuer is in default under any of its respective obligations under the Basic Documents.

(j) The Memorandum.  The CPS Information (as defined herein) as of its date did not and as of the Closing Date and each Subsequent Draw Date will not, and the Memorandum (including any information incorporated by reference therein) as of its date did not and at the Closing Date and each Subsequent Draw Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representation or warranty as to the information contained in or omitted from the Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer or CPS by the Placement Agent specifically for inclusion therein as more particularly described in Section 15(b) of the Placement Agency Agreement (the “Placement Agent Information”).  As of the Closing Date, the Notes, the Indenture, the Sale and Servicing Agreement and the Note Purchase Agreement conform in all material respects to the respective descriptions thereof contained in the Memorandum.

(k) No Fraudulent Conveyance.  As of the Closing Date and immediately after giving effect to each Draw, the fair value of the assets of the Issuer is greater than the fair value of its liabilities (including contingent liabilities of the Issuer), and the Issuer is and will be solvent, does and will pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage.  The Issuer does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.  The Issuer is not in default under any material obligation to pay money to any Person.  The Issuer is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets.  The Issuer is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.  The Issuer will not use the proceeds from the transactions contemplated by this Agreement or any other Basic Document to give any preference to any creditor or class of creditors.  The Issuer has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables and the Other Conveyed Property by the Seller under the Sale and Servicing Agreement.

(l) No Other Business.  The Issuer engages in no business activities other than the purchase of the Receivables and the Other Conveyed Property, pledging the Receivables and the other Collateral to the Trustee under the Indenture, issuing the Notes and other activities relating to the foregoing to the extent permitted by the organizational documents of the Issuer as in effect on the date hereof, or as amended in accordance with the terms thereof.  Without limitation of the foregoing, the Issuer is not an issuer of securities other than the Notes or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Basic Documents.

(m) No Indebtedness.  The Issuer has no indebtedness, other than indebtedness incurred under (or contemplated by) the terms of the Notes and the other Basic Documents.

(n) ERISA.  The Issuer does not maintain any Plans, and the Issuer agrees to notify the Note Purchaser in advance of forming any Plans.  Neither the Issuer nor any Affiliate of the Issuer (other than MFN under the MFN Financial Corporation Pension Plan and CPS under its defined contribution (401(k)) plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made.  The Issuer will give notice to the Note Purchaser if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan.  All Plans maintained by the Issuer or any Affiliate are in substantial compliance with all applicable laws (including ERISA).   The Issuer is not an employer under any Multiemployer Plan.

SECTION 5.02 Representations and Warranties of CPS.  CPS makes the following representations and warranties, on which the Issuer relies in purchasing the Receivables and the Other Conveyed Property related thereto, and on which each Note Purchaser relies in purchasing the Purchased Notes.  Such representations and warranties are made as of the date of this Agreement and as of each Subsequent Draw Date, and shall survive the sale by CPS to the Issuer of the Receivables and the Other Conveyed Property related thereto under the Sale and Servicing Agreement, the issuance of the Notes, the funding of each Draw and the grant of a security interest in the Receivables and the other Collateral related thereto by the Issuer to the Trustee under the Indenture.

(a) Sale and Servicing Agreement.  Each of the representations, warranties and covenants of the Seller and the Servicer in the Sale and Servicing Agreement is hereby incorporated by reference herein and restated .

(b) Investment Company Status.  CPS is not, nor will the consummation of the transactions contemplated by the Basic Documents cause CPS to be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an

“investment company,” as such terms are defined in the Investment Company Act or a company “controlled by” an investment company within the meaning of the Investment Company Act.  The consummation of the transactions contemplated by this Agreement and each other Basic Document to which CPS is a party will not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.  CPS is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur indebtedness.

(c) No Material Adverse Effect; No Default.  (i) CPS is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have, and no provision of applicable law or governmental regulation has had or would have a Material Adverse Effect and (ii) other than the defaults set forth on Exhibit A hereto, CPS is not in default under or with respect to any of the obligations, covenants or conditions contained in any contract, lease, agreement or other instrument, and to its knowledge no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where, (A) such defaults have been waived, or (B) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(d) Regulations T, U and X.  No proceeds of any sale hereunder will be used, directly or indirectly, by CPS for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any sale hereunder to be a “purpose credit” within the meaning of Regulation U.  Neither the funding of any Draw hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(e) Security Interest.  Notwithstanding the intent of the parties set forth in Section 2.2 of the Sale and Servicing Agreement, the Sale and Servicing Agreement is effective to create valid and enforceable Liens on the property and rights described in Sections 2.1(a) and 2.2(a) thereof in favor of the Issuer.  Upon filing of the financing statement by CPS in each jurisdiction (including the State of California) in which required by applicable law (which financing statement is in proper form for filing in each such jurisdiction and accurately describes the property and rights described in Sections 2.1(a) and 2.2(a) of the Sale and Servicing Agreement), the Lien created pursuant to the Sale and Servicing Agreement will constitute a first priority perfected security interest in such property and rights in favor of the Trustee, which Lien will be prior to all other Liens and which Lien is enforceable as such as against all Persons.

(f) Full Disclosure.  The information, reports, financial statements, exhibits, schedules, officer’s certificates and other documents furnished by or on behalf of CPS, the Servicer, the Seller or any of their respective Affiliates to the Issuer, the Note Purchasers, the Trustee or the Backup Servicer in connection with any particular Draw or the negotiation, preparation, delivery or performance of this Agreement, the Notes and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct in every material respect (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading.  All such financial statements fairly present the financial condition of CPS or such Affiliates as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP.  On such date, neither CPS nor any of its Affiliates had any material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date.  There is no fact known to CPS or any of its Affiliates, after due inquiry, that would have a Material Adverse Effect and that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchasers for use in connection with the transactions contemplated hereby or thereby.

(g) ERISA.  Neither CPS nor any of its Affiliates maintain any Plans (other than CPS’s defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), and CPS agrees to notify the Note Purchaser in advance of forming any Plans.  Neither CPS nor any of its Affiliates has any obligations or liabilities with respect to any Plans or Multiemployer Plans (other than CPS’s defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made.  CPS will give notice to the Note Purchaser if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan.  All Plans maintained by CPS or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).  CPS is not an employer under any Multiemployer Plan.

(h) Insurance.  During the Term, CPS shall maintain such insurance as is generally acceptable to prudent institutional investors and usual and customary for similar companies in its industry.

(i) The Memorandum.  The CPS Information as of its date did not and as of the Closing Date and each Subsequent Draw Date will not, and the Memorandum (including any information incorporated by reference therein) as of its date did not and at the Closing Date and each Subsequent Draw Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that CPS makes no representation or warranty as to the information contained in or omitted from the Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer or CPS by the Placement Agent specifically for inclusion therein.  CPS acknowledges that the Placement Agent Information constitutes the only information furnished by the Placement Agent for inclusion in the Memorandum.  As of the Closing Date, the Notes, the Indenture, the Sale and Servicing Agreement and the Note Purchase Agreement conform in all material respects to the respective descriptions thereof contained in the Memorandum.

(j) Notice of Qualification of CPS Financial Statements.  If, during the Acquisition Period, CPS becomes aware that the auditor's opinion accompanying the audited annual financial statements of CPS is to be qualified in any manner other than a qualification that relates solely to the internal controls or accounting processes and which is, in any event, not classified as a material weakness, then CPS will provide prompt written notice of such qualification to each Note Purchaser.

SECTION 5.03 Representations, Warranties and Covenants of the Note Purchaser.  Each Note Purchaser hereby covenants to the Issuer and the Servicer that it will perform the obligations required of it under the Basic Documents in accordance with the terms of the Basic Documents.  In addition, each Note Purchaser represents and warrants to the Issuer and the Servicer, as of the date hereof (or as of a subsequent date on which a successor or assignee of such Note Purchaser shall become a party hereto, in which case such successor or assignee hereby represents and warrants to the Issuer and the Servicer), that:

(a) it has had an opportunity to discuss the Issuer’s and the Servicer’s business, management and financial affairs, and the terms and conditions of the transactions contemplated by the Basic Documents, with the Issuer and the Servicer and their respective representatives;

(b) it is either (i) a “qualified institutional buyer” as such term is defined under Rule 144A of the Securities Act, (ii) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Notes or (iii) a “Non-U.S. Person” that has purchased the Notes in an offshore transaction within the meaning of Regulation S of the Securities Act;

(c) it is purchasing the Notes for its own account, or for the account of one or more (i) “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or (ii) “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b), and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d) it understands that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable State securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Notes, and that any transfer of the Notes must comply with provisions of Section 2.5 of the Indenture and Section 8.03(b) of this Agreement;

(e) it understands that the Notes will bear the legend set out in the form of Note attached as Exhibit A-1 to the Indenture and be subject to the restrictions on transfer described in such legend;

(f) it will comply with all applicable United States federal and State securities laws in connection with any subsequent resale of the Notes;

(g) it understands that the Notes may be offered, resold, pledged or otherwise transferred only (A) to the Issuer, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any State or any other jurisdiction;

(h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Notes as described in clause (B), (C) or (D) of the preceding paragraph, the transferee of the Notes will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Indenture, reasonably satisfactory in form and substance to the Trustee, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation.  Each Note Purchaser understands that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer the Notes acquired by it unless the terms and conditions of Sections 2.4 and 2.5 of the Indenture have been satisfied;

(i) it understands that any transfer of a Note or any interest therein in accordance herewith and the other Basic Documents does not affect, or result in a delegation of, its obligations as a Note Purchaser under this Agreement (unless otherwise effected pursuant to Section 8.03(b) hereof);

(j) it will obtain from any purchaser or transferee of the Notes substantially the same representations and warranties contained in the foregoing paragraphs; and

(k) this Agreement has been duly and validly authorized, executed and delivered by such Note Purchaser and constitutes a legal, valid, binding obligation of  such Note Purchaser, enforceable against such Note Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

ARTICLE VI

CONDITIONS

SECTION 6.01 Conditions to Purchase.  No Note Purchaser will have an obligation to purchase the Notes or fund such Note Purchaser’s Initial Stated Percentage Interest of the Initial Draw hereunder on the Closing Date unless:

(a) each of the Basic Documents shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Basic Documents shall have been obtained and shall be in full force and effect;

(b) at the time of such issuance, all conditions to the issuance of the Notes under the Indenture and under Section 2.1(b) of the Sale and Servicing Agreement shall have been satisfied and all conditions to the initial Draw set forth under Section 6.02 hereof have been satisfied;

(c) such Note Purchaser shall have received a duly executed, authorized and authenticated Note registered in its name and stating that the principal amount thereof shall not exceed such Note Purchaser’s Initial Stated Percentage Interest  of the Aggregate Committed Amount;

(d) the Notes purchased by such Note Purchaser hereunder shall be entitled to the benefit of the security provided in the Indenture and shall constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(e) no Material Adverse Change shall have occurred with respect to CPS or the Issuer since September 30, 2009;

(f)  such Note Purchaser shall have received:

(i) a duly executed and delivered original counterpart of each Basic Document (other than any Basic Document that contemplates delivery on a date after the Closing Date), each such document being in full force and effect;

(ii) certified copies of charter documents and each amendment thereto, and resolutions of the Board of Directors or like authority of each of the Issuer and the Servicer authorizing or ratifying (A) the execution, delivery and performance, respectively, of all Basic Documents to which it is a party, (B) the issuance of Notes contemplated hereunder and (C) the grant of the security interest contemplated under the Indenture, certified by the Secretary or an Assistant Secretary (or like officer) of each of the Issuer and the Servicer as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(iii) a certificate of the Secretary or an Assistant Secretary of the Issuer and the Servicer, as applicable, certifying the names and the signatures of its officer or officers authorized to sign all transaction documents to which it is a party;

(iv) a certificate of a senior officer of CPS to the effect that the representations and warranties of the Seller and the Servicer in this Agreement and the other Basic Documents to which it is a party are true and correct as of the Closing Date, and that the Seller and the Servicer have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date;

(v) a certificate of a senior officer of the Issuer to the effect that the representations and warranties of the Issuer in this Agreement and the other Basic Documents to which it is a party are true and correct as of the Closing Date and that the

Issuer has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date;

(vi) legal opinions (including opinions relating to true sale, non-consolidation, UCC, securities laws, enforceability and corporate matters) in form and substance satisfactory to such Note Purchaser;

(vii) evidence satisfactory to such Note Purchaser of completion of all necessary UCC filings and search reports;

(viii) payment of the Placement Agent’s fees and other reasonable out-of-pocket fees and expenses in accordance with the Placement Agency Agreement;

(ix) copies of certificates or other evidence from the Secretary of State or other appropriate authority of the States of Delaware and California, evidencing the good standing of the Issuer and the Servicer in the States of Delaware and California, in each case, dated no earlier than 10 days prior to the Closing Date; and

(x) each of the Issuer and CPS shall have delivered to such Note Purchaser an Officer’s Certificate dated the Closing Date, to the effect that the signer of such certificate has carefully examined the CPS Information and the Memorandum and that, to the best of such signer’s knowledge the Memorandum and the CPS Information as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xi) such other documents, opinions and information as such Note Purchaser may reasonably request; and

(g) KPMG LLP or another firm of independent accountants shall furnish to such Note Purchaser a letter or letters, dated as of the date of the Memorandum, and as of the Closing Date, substantially in the forms of the drafts to which such Note Purchaser has previously agreed and otherwise in form and substance satisfactory to such Note Purchaser.

(h) such Note Purchaser shall have completed to its satisfaction its due diligence review of the Issuer and the Servicer and its respective management, controlling stockholders, systems, underwriting, servicing and collection operations, static pool performance and its loan files.

SECTION 6.02 Conditions to Each Draw. The obligation of each Note Purchaser to fund such Note Purchaser’s Initial Stated Percentage Interest  of any Draw on any day (including the Initial Draw, unless otherwise specified) shall be subject to the conditions precedent that on the date of such Draw, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

(a) the Acquisition Period shall not have terminated and will not terminate as a result of funding of such Draw and no default under or breach of the Sale and Servicing Agreement or any other Basic Document exists or will exist;

(b) no later than ten (10) Business Days prior to the requested Subsequent Draw Date (or such other time as designated in Section 2.03(a)), such Note Purchaser shall have received a properly completed and executed Draw Request, together with timely receipt of each other item required pursuant to Section 2.03 hereof;

(c) the Servicer shall have delivered to such Note Purchaser the Servicer’s Certificate for the immediately preceding Collection Period pursuant to Section 4.11 of the Sale and Servicing Agreement; provided that no such Servicer’s Certificate shall be required for the Initial Draw or any Periodic Draw occurring prior to the end of the initial Collection Period;

(d) the Initial Draw is in an aggregate amount not less than $8,000,000 and not more than $10,000,000 unless such requirement is waived in writing by all Noteholders, each Periodic Draw is in an aggregate amount not less than $3,000,000;

(e) no more than two (2) such Draws shall be made in the same calendar month;

(f) after giving effect to such Draw, the aggregate Draws funded by such Note Purchaser will not exceed such Note Purchaser’s Initial Stated Percentage Interest  of the Aggregate Available Committed Amount;

(g) the representations and warranties made by the Servicer, the Seller and the Issuer in the Basic Documents are true and correct as of the date of such requested Draw, with the same effect as though made on the date of such Draw, and such Note Purchaser shall have received (I) a certificate from the Servicer and the Seller to such effect with respect to its representations and warranties and that the Servicer and the Seller have complied in all material respects with all agreement and satisfied all conditions on their part to be performed or satisfied at or prior to the related Subsequent Draw Date, and (II) a certificate from the Issuer to such effect with respect to its representations and warranties and that the Issuer have complied in all material respects with all agreement and satisfied all conditions on their part to be performed or satisfied at or prior to the related Subsequent Draw Date, which certifications, in each case, may be included in the related Draw Request;

(h) the Trustee shall (in accordance with the procedures contemplated in Section 3.4 of the Sale and Servicing Agreement) have confirmed to the Note Purchasers receipt of the related Receivable File for each Receivable pledged under the Indenture;

(i) the amount of the requested Draw (in the aggregate for all Noteholders) shall be equal to the product of (a) the Draw Percentage, and (b) the aggregate Principal Balance of the Receivables (as of the related Cutoff Date) being transferred on the Closing Date (in the case of the Initial Receivables) or on the related Subsequent Draw Date (in the case of the Subsequent Receivables);

(j) all limitations and conditions specified in Section 2.02 of this Agreement and in Section 2.2(b) of the Sale and Servicing Agreement (with respect to Subsequent Receivables only) shall have been satisfied with respect to the funding of such Draw;

(k) since the Closing Date and after giving effect to such Draw, no Material Adverse Change with respect to CPS or the Issuer shall have occurred and there shall have been no Material Adverse Effect;

(l) neither the Issuer nor the Servicer shall have breached any of its covenants under the Basic Documents in any material respect;

(m) the Issuer shall have provided such Note Purchaser with all other information that such Note Purchaser may reasonably require, if such Note Purchaser shall have given the Issuer reasonable advance notice of such requirements;

(n) all amounts due and owing to such Note Purchaser under this Agreement or any of the other Basic Documents shall have been paid in full;

(o) after giving effect to such Draw and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing on and as of the requested Subsequent Draw Date;

(p) after giving effect to such Draw and the application of proceeds therefrom, the Spread Account is fully funded at the Specified Spread Account Requisite amount;

(q) KPMG LLP or another firm of independent accountants shall furnish to such Note Purchaser a letter or letters, dated as of the date of each Draw, confirming that after giving effect to the pledge of Receivables by the Issuer to the Trustee in connection with such Draw the aggregate Receivables will as of their respective Cutoff Dates comply with the characteristics set forth in paragraph (3) of “Description of Transaction Documents - Sale and Assignment of Receivables” in the Memorandum; provided that the first such letter may be satisfied by the delivery of the letter described in Section 6.01(g);

(r) on and as of the requested Subsequent Draw Date, each of the representations and warranties set forth in Section 3.1 of the Sale and Servicing Agreement is true and correct for all Receivables being pledged by the Issuer to the Trustee for the benefit of the Noteholders under the Indenture on such date;  no such Receivable was originated in any jurisdiction in which the Seller or the Issuer is required to be licensed in order to own such Receivable unless the Seller or the Issuer, as the case may be, has obtained such license prior to owning such Receivable; with respect to each such Receivable, the applicable Dealer or Consumer Lender has either been paid or received credit from Seller for all proceeds from the sale of such Receivable to the Seller;

(s) such Note Purchaser and the Trustee shall have each received a duly executed and delivered original counterpart of the related Subsequent Transfer Agreement with respect to the Receivables to be conveyed on the related Draw Date, which Subsequent Transfer Agreement is in full force and effect as of such Draw Date; and

(t) CPS shall not have become aware that the auditor's opinion accompanying the audited annual financial statements of CPS is to be qualified in any manner other than a qualification that relates solely to the internal controls or accounting processes and which is, in any event, not classified as a material weakness.

The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by the Issuer and the Servicer that all conditions precedent to such Draw have been satisfied.

ARTICLE VII

COVENANTS

SECTION 7.01 Affirmative Covenants

Until the Final Scheduled Payment Date (except with respect to (a) below, which shall be complied with until the termination of the Acquisition Period in accordance with clause (a) or (c) of the definition thereof):

(a) Notice of Defaults, Litigation, Adverse Judgments, Etc.  CPS or the Issuer, as applicable, shall give notice to each Note Purchaser promptly:

(i) upon CPS or the Issuer, as the case may be, becoming aware of, and in any event within three (3) Business Days after, the occurrence of any Event of Default or any event of default or default under any other Basic Document or any other material agreement of CPS;

(ii) upon, and in any event within three (3) Business Days after, service of process on CPS or the Issuer, as the case may be, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting CPS or the Issuer (x) that questions or challenges the validity or enforceability of any of the Basic Documents, (y) in which the amount in controversy exceeds $1,000,000 or (z) that, if adversely determined, would cause a Material Adverse Effect;

(iii) upon, and in any event within three (3) Business Days after, CPS or the Issuer, as the case may be, becoming aware of any event or change in circumstances that could reasonably be expected to have a Material Adverse Effect, constitute a Material Adverse Change or cause an Event of Default; and

(iv) upon, and in any event within three (3) Business Days after, CPS or the Issuer, as the case may be, becoming aware of entry of a judgment or decree in respect of CPS or the Issuer, its respective assets or any of the Collateral in an amount in excess of $1,000,000.

Each notice pursuant to this subsection (a) shall be accompanied by a statement of an officer of CPS or the Issuer, as applicable, setting forth details of the occurrence referred to therein and stating what action CPS and the Issuer, as the case may be, have taken or propose to take with respect thereto.

(b) Taxes.  Each of CPS and the Issuer shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that CPS or the Issuer, as applicable, shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof in accordance with GAAP.

(c) Continuity of Business and Compliance With Agreement and Law.  Each of CPS and the Issuer shall:

(i) preserve and maintain its legal existence;

(ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities and other Requirements of Law;

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not move its chief executive office or chief operating office from the addresses referred to herein or change its jurisdiction of organization unless it shall have provided the Note Purchaser 30 days prior written notice of such change;

(v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(vi) continue in business in a prudent, reasonable and lawful manner with all licenses, rights, permits, franchises and qualifications necessary to perform its respective obligations under this Agreement, the Sale and Servicing Agreement, the Notes and the other Basic Documents.

(d) Ownership of the Issuer. CPS shall own beneficially and of record 100% of the membership interests in the Issuer free and clear of all Liens (other than the Lien of Levine Leichtman Capital IV Partners, L.P.).

(e) Collateral Statements.  The Issuer will furnish or cause to be furnished to each Note Purchaser from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as such Note Purchaser may reasonably request, all in reasonable detail, including each statement, certificate and report required to be delivered to the Trustee or the Noteholders under any Basic Document.

(f) Monthly Servicer’s Certificate.  The Issuer shall, or shall cause the Servicer (so long as CPS is Servicer) to, deliver to each Note Purchaser, the Trustee and the Backup Servicer, no later than 12:00 noon (New York City time) on each Determination Date, in a computer-readable format reasonably acceptable to each such Person, a Servicer’s Certificate executed by a Servicing Officer or agent of Servicer containing all information required to be included in such Servicer’s Certificate under Section 4.11 of the Sale and Servicing Agreement and related monthly data.  The Issuer shall, or shall cause the Servicer (so long as the CPS is Servicer) to, deliver to each Note Purchaser, the Trustee and the Backup Servicer a hard copy of any such Servicer’s Certificate upon request of such Person.

(g) Separate Existence; No Commingling.   The Issuer shall limit its activities to such activities as are incident to and necessary or convenient to accomplish the following purposes:  (i) to acquire, own, hold, pledge, finance and otherwise deal with Receivables to be pledged to the Trustee for the benefit of the Noteholders pursuant to the Indenture and (ii) to sell or otherwise liquidate all or any portion of such Receivables in accordance with the provisions of the Basic Documents.  In addition, the Issuer shall observe and comply with the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from its Affiliates, including those requirements set forth in Section 9(b)(iv) of the Issuer’s Limited Liability Company Agreement.  Without limiting the foregoing, the Issuer shall, and CPS shall cause itself and any other Affiliates of the Issuer to, maintain the truth and accuracy of all facts assumed by Andrews Kurth LLP in the true sale and non-consolidation opinions of Andrews Kurth LLP; provided that in the event that any request is made for the Note Purchaser to consent to or approve any matter that, if effectuated or consummated, would result in a change to the continuing truth and accuracy of any of the factual assumptions in the true sale or non-consolidation opinions of Andrews Kurth LLP, such request shall be accompanied by an opinion of Andrews Kurth LLP, or such other counsel as may be reasonably satisfactory to each Note Purchaser, that the conclusions set forth in the true sale and non-consolidation opinions of Andrews Kurth LLP will be unaffected by such change.

(h) Other Liens or Interests.  Except for the conveyances under the Sale and Servicing Agreement, CPS shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Receivables or the Other Conveyed Property.  Except for the pledge pursuant to the Indenture, the Issuer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Receivables and the other Collateral.  CPS and the Issuer shall, at their own expense, defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on, in or to the Collateral, other than the security interests created under the Sale and Servicing Agreement and the Indenture, respectively, and CPS and the Issuer will defend the right, title and interest of the Note Purchaser in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(i) Books and Records; Other Information.

(i) Each of CPS and the Issuer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each). CPS shall maintain accurate and complete books and records with respect to the Receivables and the Other Conveyed Property and with respect to CPS’s business.  The Issuer shall maintain accurate and complete books and records with respect to the Collateral and the Issuer’s business.  All accounting books and records shall be maintained in accordance with GAAP.

(ii) CPS and the Issuer shall, and shall cause each of their respective Affiliates to, permit any representative of each Note Purchaser to visit and inspect any of the properties of the Issuer and such Affiliates and to examine the books and records of CPS or the Issuer and such Affiliates, as applicable, and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of CPS or the Issuer and each such Affiliate, as applicable, or any of the Collateral with the officers and independent public accountants thereof and as often as such Note Purchaser may reasonably request, and so long as no Event of Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable written notice; provided that, after an Event of Default shall have occurred and be continuing, each Note Purchaser shall make such inspections, examine such documents, make such copies, take such extracts and conduct such discussions at such times as it may determine in its sole discretion during CPS’s and the Issuer’s normal business hours.

(iii) Each of CPS and the Issuer shall promptly provide to each Note Purchaser all information regarding its respective operations and practices and the Collateral as such Note Purchaser shall reasonably request.

(iv) CPS shall maintain its computer systems so that, from and after the time of each sale of Receivables under the Sale and Servicing Agreement to the Issuer, CPS’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold by CPS to the Issuer and that such Receivable has been pledged by the Issuer to the Trustee.  Indication of the Trustee’s interest in such Receivable shall be deleted from or modified on CPS’s computer systems when, and only when, the Receivable shall have been released from the Lien of the Indenture in accordance with the terms of the Indenture, and indication of the Issuer’s interest in such Receivable shall be deleted from or modified on CPS’s computer systems when, and only when, the Receivable shall have been paid in full or repurchased from the Issuer by CPS.

(v) If at any time CPS shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile, van, sport utility vehicle or light duty truck receivables (other than the Receivables) to any prospective purchaser, lender, or other transferee, and if CPS shall give to such prospective purchaser, lender or other transferee computer tapes, records, or print-outs (including any restored from back-up archives, collectively “data records”) that refer in any manner whatsoever to any Receivable, such data records shall indicate clearly that such Receivable has been sold by CPS to the Issuer and pledged by the Issuer to Trustee unless such Receivable shall have been released from the Lien of the Indenture in accordance with the terms of the Indenture and shall have been paid in full or repurchased from the Issuer by CPS.

(j) Fulfillment of Obligations.  Each of CPS and the Issuer shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of CPS or the Issuer, as applicable.

(k) Compliance with Laws, Etc.  Each of CPS and the Issuer shall, and CPS shall cause each of its subsidiaries to, comply in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including any request, directive, guideline or policy, whether or not having the force of law) by any governmental authority charged with the administration or interpretation thereof.

(l) Compliance with Basic Documents.  CPS, in its capacity as Seller and Servicer, or otherwise, shall comply with each of its covenants contained in the Basic Documents.

(m) Financing Statements.  At the request of a Note Purchaser, CPS and the Issuer shall file such financing statements as such Note Purchaser determines may be required by law to perfect, maintain and protect the interest of the Trustee in the Collateral and the proceeds thereof.

(n) Financial Statements and Access to Records.  CPS shall provide each Note Purchaser with quarterly unaudited financial statements within forty-five (45) days of the end of each of CPS’s first three fiscal quarters, and CPS will provide each Note Purchaser with audited financial statements within ninety (90) days of each of CPS’s fiscal year-end audited by (a) Crowe Horwath LLP or (b) a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board and otherwise reasonably acceptable to a Majority of Noteholders.  Upon request of a Note Purchaser, CPS shall provide such Note Purchaser with unaudited monthly financial statements.  CPS shall deliver to each Note Purchaser with each financial statement a certificate by CPS’s chief financial officer, certifying that such financial statements are complete and correct in all material respects and that, except as noted in such certificate, such chief financial officer has no knowledge of any Default, Event of Default or Servicer Termination Event.  Notwithstanding the foregoing, CPS shall have no obligation to deliver any of the foregoing financial statements or certificates to a Note Purchaser for so long as CPS is subject to, and in compliance with, the reporting requirements under Section 13(a) of the Exchange Act.  In connection with each report filed by CPS under Section 13(a) of the Exchange Act during the Term, CPS shall be deemed to have represented and warranted to each Note Purchaser that, as of the related filing date, the financial statements contained in such report are complete and correct in all material respects and that, unless otherwise specified in such report, CPS has no knowledge of any Default, Event of Default or Servicer Termination Event as of such filing date.

(o) Notice of Change of Chief Executive Office.  CPS and the Issuer shall provide each Note Purchaser with not less than thirty (30) days prior written notice of any change in the chief executive office or jurisdiction of incorporation or organization of CPS or the Issuer to permit each Note Purchaser to make any additional filings necessary to continue the Trustee’s perfected security interest in the Collateral.

(p) Maximum Leverage Ratio.  CPS shall maintain a maximum leverage ratio (total debt less all non-recourse debt/Consolidated Total Adjusted Equity) of no more than 2.5 times as of the end of each fiscal quarter.

(q) Liquidity.  CPS shall maintain cash and cash equivalents of at least $8.5 million as of the end of each calendar month.

(r) Receivables.  CPS shall, until the end of the Acquisition Period, transfer 25% or more of all Receivables originated or purchased by it in the ordinary course of business that meet the eligibility criteria set forth in the Sale and Servicing Agreement to the Issuer.  To the extent that the Acquisition Period terminates on December 31, 2010, CPS shall be required to deliver to each Note Purchaser an Officer’s Certificate within 30 days of December 31, 2010, certifying as to CPS’s compliance with this Section 7.01(r) together with all calculations supporting such determination.   The determination of whether CPS has met the terms of this covenant shall only be made as of December 31, 2010, and only if the Acquisition Period terminates as described in clause (c) of the definition thereof.

(s) Earnings.  The audited income statement for CPS and its consolidated subsidiaries for the fiscal year ended December 31, 2011 and each fiscal year thereafter will reflect positive net income.

SECTION 7.02 Negative Covenants.  Until all Secured Obligations have been paid in full:

(a) Adverse Transactions.  Neither CPS nor the Issuer shall enter into any transaction that adversely affects the Collateral, the Note Purchaser’s rights under this Agreement, the Notes or any other Basic Document, the Issuer’s interest in the Receivables and the Other Conveyed Property pursuant to the Sale and Servicing Agreement, the Trustee’s security interest in the Collateral pursuant to the Indenture, or that could reasonably be expected to result in a Material Adverse Change with respect to the Issuer or CPS or a Material Adverse Effect.

(b) Guarantees.  The Issuer shall not guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any other Person.

(c) Dividends.  The Issuer shall not declare or pay any dividends except to the extent of funds legally available therefor from payments received by the Issuer pursuant to Section 5.7(a) of the Sale and Servicing Agreement.  Notwithstanding the foregoing, the Issuer shall not declare or pay any dividends on any date as of which an Event of Default shall have occurred and is continuing.

(d) Investments.  The Issuer shall not make any investment in any Person through the direct or indirect holding of securities or otherwise, other than in the ordinary course of business.

(e) Changes in Capital Structure or Business Objectives of the Issuer.  The Issuer shall not do any of the following if it will adversely affect the payment or performance of, or the Issuer’s ability to pay and/or perform, its obligations to a Note Purchaser with respect to this Agreement or any other Basic Document to which it is a party, or the Notes, or if it could reasonably be expected to result in a Material Adverse Change with respect to the Issuer or CPS or a Material Adverse Effect: (i) cancel any of the membership interests in the Issuer, (ii) make any change in the capital structure of the Issuer, or (iii) make any material change in any of its business objectives, purposes or operations that would adversely affect the payment or performance of, or the Issuer’s ability to pay and/or perform, its obligations to a Note Purchaser with respect to this Agreement or any other Basic Document to which it is a party, or the Notes.

(f) No Liens on Equity Interests in the Issuer.  CPS shall not grant or otherwise create any Lien on the membership interests in the Issuer (or any other equity interest in the Issuer) other than the Lien of Levine Leichtman Capital IV Partners, L.P. without the prior written consent of a Majority of Noteholders

(g) No Indebtedness.  The Issuer will not at any time incur any indebtedness, other than indebtedness incurred under (or contemplated by) the terms of the Notes, the Indenture, the Sale and Servicing Agreement and this Agreement.

(h) No Other Business.  The Issuer will not at any time engage in any other business activities than the purchase of the Receivables and the Other Conveyed Property, pledging the Receivables and the other Collateral to the Trustee under the Indenture, transferring the Receivables and the Other Conveyed Property to the extent permitted by the Basic Documents, issuing the Notes and other activities relating to the foregoing to the extent permitted by the organizational documents of the Issuer as in effect on the date hereof, or as amended with the prior written consent of a Majority of Noteholders.  Without limitation of the foregoing, the Issuer will not at any time be an issuer of securities other than the Notes or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Basic Documents.

(i) No Amendment to Issuer’s Operating Agreement or any Basic Document without Consent.  Neither the Limited Liability Company Agreement of the Issuer, nor any Basic Document, shall be amended, supplemented or otherwise modified without the prior written consent of a Majority of Noteholders.

(j) Transactions with Affiliates.  The Issuer shall not enter into, or be a party to, any transaction with any of its Affiliates, except in accordance with the requirements set forth in Section 9(b)(iv) of its Limited Liability Company Agreement.

(k) Nonpetition.  Notwithstanding any prior termination of this Agreement, neither the Servicer nor the Seller will, prior to the date that is one year and one day after the day upon which all Secured Obligations have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(l) Protection of Title to Collateral.  None of the Seller, the Servicer or the Issuer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed with respect to the Collateral seriously misleading within the meaning of Section 9-506(a) of the UCC, unless it shall have given each  Note Purchaser at least 30 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01 Amendments.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by CPS, the Issuer or a Note Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by CPS, the Issuer and each Note Purchaser.

SECTION 8.02 No Waiver; Remedies.  Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement or any other Basic Document shall be deemed a waiver of any other breach or default.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right.  No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.03 Binding on Successors and Assigns.

(a) This Agreement shall be binding upon, and inure to the benefit of, the Issuer, CPS, the Note Purchasers and their respective successors and assigns; provided, however, that neither the Issuer nor CPS may assign its rights or delegate its obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the other parties.  Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b) During the Acquisition Period, no Note Purchaser may assign all or any portion of its Notes, its interest herein or rights hereunder, or delegate its obligations hereunder, without the prior written consent of the Issuer.  No assignment and delegation by a Note Purchaser of its rights and obligations under this Agreement shall be effective unless and until an Assignment Agreement effecting the assignment or transfer of the related Note and such Note Purchaser’s rights and obligations hereunder (or a portion thereof) shall have been delivered to and accepted by the Issuer and the assignment or transfer of the related Note (or interest therein) otherwise complies with the terms of this Agreement and the Indenture.  Upon and after the delivery and acceptance by the Issuer of an Assignment Agreement and the conveyance of the related Note (or interest therein) in accordance with this Agreement and the Indenture, (i) the related assignee shall be a party hereto and a “Note Purchaser” for all purposes hereof; (ii) the assigning Note Purchaser shall relinquish a pro rata portion of its rights (other than any rights which survive the termination hereof) and be released from a pro rata portion of its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Note Purchaser's rights and obligations hereunder and in its Notes, such Note Purchaser shall cease to be a party hereto; provided, anything contained in any of the Basic Documents to the contrary notwithstanding, such assigning Note Purchaser shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Note Purchaser as a Note Purchaser hereunder and a Noteholder under the Basic Documents); and (iii) the Commitment shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Note Purchaser.

(c) Each Note Purchaser may at any time grant a security interest in and Lien on all of its interests under this Agreement, the Notes and all Basic Documents to any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including a surety bond or financial guaranty insurance policy for the benefit of such Note Purchaser.

(d) If, on or after the date of this Agreement, a Note Purchaser reasonably determines that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Note Purchaser with any request or directive issued on or after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency, has made or would be likely to make it unlawful for such Note Purchaser to fund its Initial Stated Percentage Interest  of any Draws, hold the Notes or otherwise to perform the transactions contemplated to be performed by it pursuant to this Agreement and those contemplated to be performed by it pursuant to the Basic Documents to which such Note Purchaser is a party, then (i) such Note Purchaser shall so notify the Issuer; (ii) the obligation of such Note Purchaser to fund its Initial Stated Percentage Interest  of any Draws from time to time as contemplated hereunder shall be suspended; and (iii) such Note Purchaser may assign its rights and obligations hereunder and under the Basic Documents, the Notes and its interests therein; provided that the Acquisition Period shall terminate if the Issuer or CPS fails to accept the proposed assignee chosen by such Note Purchaser.

SECTION 8.04 Termination; Survival.  The obligations and responsibilities of each Note Purchaser created hereby shall terminate upon the termination of the Acquisition Period.  Notwithstanding the foregoing, all covenants, agreements, representations, warranties and indemnities made by the Servicer, the Seller and/or the Issuer herein and/or in the Notes delivered pursuant hereto shall survive termination of the Acquisition Period, the funding and the repayment of the Draws and the execution and delivery of this Agreement and the Notes and shall continue in full force and effect until all Secured Obligations have been paid in full.  In addition, the obligations of the Issuer under Sections 3.02, 8.05, 8.11, 8.12 and 8.13  shall survive the termination of this Agreement.

SECTION 8.05 Indemnification.

(a) In consideration of the execution and delivery of this Agreement by each Note Purchaser, the Issuer and CPS, jointly and severally, hereby indemnify and hold each Note Purchaser and each of its officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith, as incurred (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to:

(i) any claim, suit or action based on a violation of consumer laws or any applicable vicarious liability statutes relating to any transaction financed or to be financed in whole or in part (including any Receivable constituting part of the Collateral), directly or indirectly, with the proceeds of any Draw, or the use or operation of any Financed Vehicle by any Person; or

(ii) this Agreement or any other Basic Document, or the entering into and performance of this Agreement or any other Basic Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence, bad faith or willful misconduct and, with respect to CPS, excluding any Indemnified Liabilities that would constitute recourse to CPS for loss by reason of the bankruptcy, insolvency (or other credit condition) of, or credit-related default by the related Obligor on any Receivable and not arising from defaults by the related Obligor arising from a claim by the related Obligor that any part of the debt evidenced by the Receivables is not due as a result of wrongful action by any Person, such as a breach of consumer laws.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and CPS hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The indemnity set forth in this Section 8.05 shall in no event include indemnification for any Taxes (which indemnification is provided in Section 3.02).  Upon the written request of a Note Purchaser pursuant to this Section 8.05, the Issuer and CPS shall promptly reimburse such Note Purchaser for the amount of any such Indemnified Liabilities incurred by such Note Purchaser.

(b) The Issuer and CPS, jointly and severally, agree to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages or liabilities, joint or several, to which any Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, any other CPS Information, or, in each case, in any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Memorandum, any other CPS Information or, in each case, any amendment or supplement thereto, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to the CPS Information (including any CPS Information contained in or incorporated by reference in the Memorandum), and the Issuer and CPS will jointly and severally reimburse each Indemnified Party for any reasonable legal or other expenses reasonably incurred by such Indemnified Party (including reasonable fees and disbursements of counsel incurred by such Indemnified Party in any action or proceeding between such Indemnified Party and the Issuer, CPS and/or any third party, or otherwise), as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; or (ii) the breach of any representation or warranty by the Issuer or CPS in this Agreement or any Basic Document to which it is a party, or in any document executed in connection herewith or therewith or which is related to or arises out of the transactions contemplated hereby or thereby, and the Issuer and CPS will jointly and severally reimburse each Indemnified Party for any reasonable legal or other expenses incurred by such Indemnified Party (including, without limitation, reasonable fees and disbursements of counsel incurred by such Indemnified Party in any action or proceeding between such indemnified Party and the Issuer, CPS and/or any third party, or otherwise), as incurred, in connection with investigating or defending such loss, claim, damage, liability or action. The indemnification provided by Section 8.05(b)(i) shall not apply to the extent that (x) a Note Purchaser has accepted an offer to purchase Notes from an investor or otherwise enters into a contract of sale with respect to any Notes with such investor prior to the time the Memorandum has been delivered to such investor, (y)(I) the Issuer or CPS provided the Note Purchaser disseminating the CPS Information from which such indemnifiable loss, claim, damage or liability arose with materials that correct any material mistatement or omission contained in such CPS Information and (II) the Issuer or CPS identifies such materials to the Note Purchaser as corrective materials, at least 24 hours prior to the dissemination of the CPS Information from which such indemnifiable loss, claim, damage or liability arose and, but for the failure of such Note Purchaser to so disseminate such corrective materials, neither the Issuer nor CPS would have an obligation to indemnify any Indemnified Party under Section 8.05(a)(i).  The Issuer’s and CPS’s liability under this Section 8.05(b) will be in addition to any liability which the Issuer or the Servicer may otherwise have.

As used herein, “CPS Information” means (1) any information contained in or incorporated by reference in the Memorandum, other than the Placement Agent information (2) the Rule 144A Information (as defined below), (3) any information contained in or incorporated by reference in any amendment or supplement to the Memorandum, in each case other than the Placement Agent Information and (4) any other information provided by the Issuer or CPS to a Note Purchaser and/or by such Note Purchaser to investors, in each case as to which the Issuer or CPS, as the case may be, certifies in writing constitutes “CPS Information.”  As of the date hereof, the CPS Information listed in Schedule I is the only CPS Information of the type described in clause (4) above.

As used herein, “Rule 144A Information” means any information provided to any holder or prospective purchaser of Notes pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Promptly after receipt by an Indemnified Party under this Section 8.05 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party (or if a claim for contribution is to be made against another party) under this Section 8.05, notify the indemnifying party (or other contributing party) in writing of the commencement thereof; but the omission so to notify the indemnifying party (or other contributing party) will not relieve it from any liability it may have to any Indemnified Party (or to the party requesting contribution) unless the indemnifying party is materially prejudiced by such lack of notice.  In case any such action is brought against any Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such

Indemnified Party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party or parties will have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the indemnifying party, the Indemnified Party or parties will have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties.  Upon receipt of notice from the indemnifying party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the indemnifying party will not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party will have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party will not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the Indemnified Party at the expense of the indemnifying party.  No party will be liable for contribution with respect to any action or claim settled without its consent, which consent will not be unreasonably withheld.

SECTION 8.06 Characterization as Basic Document; Entire Agreement.  This Agreement shall be deemed to be a Basic Document for all purposes of the Indenture and the other Basic Documents.  This Agreement, together with the Indenture, the Sale and Servicing Agreement, the documents delivered pursuant to Section 6.01 and the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 8.07 Notices.  All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and accompanied by telephonic confirmation of receipt.

SECTION 8.08 Severability of Provisions.  Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining covenants, provisions, agreements or terms of this Agreement.

SECTION 8.09 Tax Characterization.  Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Notes will be treated as evidence of indebtedness issued by the Issuer, (b) agrees to treat the Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Basic Documents shall be construed to further these intentions.

SECTION 8.10 Full Recourse to Issuer.  The obligations of the Issuer under this Agreement and the other Basic Documents shall be full recourse obligations of the Issuer.  Notwithstanding the foregoing, no recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, member, employee, officer, manager, director, affiliate or trustee of the Issuer; provided, however, nothing in this Section 8.10 shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have as expressly set forth in any Basic Document or for its gross negligence, bad faith or willful misconduct.  Nothing contained in this Section shall limit or be deemed to limit any obligations of the Issuer, the Seller or the Servicer hereunder or under any other Basic Document, which obligations are full recourse obligations of the Issuer, the Seller and the Servicer, respectively.

SECTION 8.11 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.12 Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 8.13 Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR

OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 8.14 Counterparts.  This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  Any signature page to this Agreement containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

SECTION 8.15 Servicer References.  All references to the Servicer herein shall apply to CPS, in its capacity as the initial Servicer, and not to a successor Servicer.

SECTION 8.16 Confidentiality; Press Releases .  Unless required by law or regulation to do so, neither the Note Purchasers on the one hand, nor any of the Seller, the Servicer or the Issuer on the other hand, shall publish or otherwise disclose any information relating to the material terms of this Agreement, any of the other Basic Documents or the transactions contemplated hereby or thereby to any Person (other than its own advisors to the extent reasonably necessary) without the prior written consent of the other; provided that nothing herein shall be construed to prohibit any party from issuing a press release announcing the consummation of the transactions contemplated by the Basic Documents.  Any party hereto issuing any such press release hereby agrees to provide the other parties hereto with a reasonable opportunity to review and comment on such press release prior to the issuance thereof.  No party shall publish any press release naming the other party to which such other parties shall have reasonably objected.  For avoidance of doubt, it is agreed that Seller is required by law (i) to report its entry into this Agreement and the other Basic Documents in a current report on Form 8-K of the Securities and Exchange Commission, which report must file as exhibits at least this Agreement, the Sale and Servicing Agreement, and the Indenture, and (ii) to make reference to such agreements and the commitment of the Note Purchaser hereunder in its periodic reports to be filed respecting time periods that include all or part of the Term.  This confidentiality agreement shall apply to any and all information relating to the commitment of each Note Purchaser hereunder, any of the Basic Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

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